AVSOLUTIONS, INC.
                                                             Aviation Solutions



                                                                   April 5, 1999


Atlas Air
538 Commons Drive
Golden, Colorado  80401


          Re:  FINAL PROSPECTUS SUPPLEMENT, DATED APRIL      5, 1999, TO THE
               PROSPECTUS DATED FEBRUARY 16, 1999, INCLUDED IN REGISTRATION STATEMENT NO. 333-71833 OF ATLAS AIR, INC.


Ladies and Gentlemen:

     We hereby consent to the use in the above-captioned Final Prospectus Supplement of the report prepared by us with respect to the Aircraft referred to therein, to the summary of such report in the text of such Final Prospectus Supplement and to the references to our name in such Final Prospectus Supplement.

                                 Sincerely,

                                 AvSOLUTIONS, Inc.




                                 By: /s/ Bryant Lynch
                                     -----------------------------
                                     Name:  Bryant Lynch
                                     Title: Manager, Commercial Appraisals